UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2017
______________________
ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
______________________

Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Appointment of Ashish Masih to the Board and Approval of Certain Compensatory Arrangements for Executive Officers
On June 15, 2017, the board of directors (the “Board”) of Encore Capital Group, Inc. (the “Company”) appointed Ashish Masih as President and Chief Executive Officer of the Company, and Paul Grinberg as President, International. On June 15, 2017, Mr. Masih was also appointed as a member of the Board.
Mr. Masih, age 51, currently serves as President of Midland Credit Management, a subsidiary of the Company. He joined the Company in 2009 and and is responsible for all internal call centers, decision science and analytics, legal collections, marketing, and all other domestic operations. Mr. Masih also oversees the Company’s Asset Reconstruction Company, which is now operational and is purchasing debt portfolios in India. Prior to joining the Company, Mr. Masih was at Capital One Financial Corporation where he held various collections-related roles and was also the CFO/Head of Analytics for a business unit. Previously, he was an Associate Principal at McKinsey & Company and a Manager at KPMG Consulting. Mr. Masih earned an MBA from The Wharton School of the University of Pennsylvania, a Master of Science in Manufacturing Systems Engineering from Lehigh University and a bachelor’s degree in Mechanical Engineering from the Indian Institute of Technology, New Delhi, India.
Mr. Grinberg, age 56, currently serves as Group Executive, International and Corporate Development of the Company. Previously, Mr. Grinberg served as Executive Vice President and Chief Financial Officer of the Company. Mr. Grinberg serves as Chairman of the Board and the Compensation Committee at BofI Holding, Inc., and holds the same positions at its wholly owned subsidiary, Bank of Internet USA, an FDIC insured branchless bank. Prior to joining the Company, Mr. Grinberg served as President of Brio Consulting Group, Chief Financial Officer of Stellcom, Inc., a systems integration firm, as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., and as a partner in Deloitte & Touche LLP’s Merger and Acquisition Services Group. Mr. Grinberg holds a Master of Business Administration from Columbia University and a bachelor’s degree in accounting from Yeshiva University.
There are no family relationships between Mr. Masih or Mr. Grinberg and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment the Company provided Mr. Masih with a letter (the “Masih Letter”) that outlines certain changes to Mr. Masih’s compensation resulting from his appointment. Under the Masih Letter, Mr. Masih’s annual base salary was increased to $650,000, effective June 15, 2017. The Masih Letter also provides that Mr. Masih’s target annual bonus will continue to be 100% of his base salary actually paid for the year. In addition, Mr. Masih’s annual long term incentive target value was increased to $1,300,000 and in connection therewith the Company expects to grant Mr. Masih long-term incentive awards with an aggregate fair value of approximately $382,000 (in order to reach the new annual long-term incentive target value, prorated based on his start date in his new role). 50% of this grant value will be granted in the form of a restricted stock unit award, which will vest in three equal installments on each of the first three anniversaries of the grant date, and the remaining 50% will be granted in the form of a performance stock option that vests in equal annual installments over a three year period but only if, within four years from the date of grant, the 20 trading day average of the NASDAQ-reported closing price per share of the Company's common stock increases 25% from the date of grant (and in each case subject to continued service). In addition the Company changed Mr. Masih's standard separation participant tier under the Company's Executive Separation Plan from Tier 2 to Tier 1. This change (1) increases the general cash severance to be paid to Mr. Masih in an ordinary course separation from 1.5x base salary to 2.0x base salary and (2) increases the benefit coverage period providing for a lump sum payment equal to 24 months of estimated COBRA costs (increased from 18 months).
In connection with his appointment the Company provided Mr. Grinberg with a letter (the “Grinberg Letter”) that outlines certain changes to Mr. Grinberg’s compensation resulting from his appointment. Under the Grinberg Letter, Mr. Grinberg’s annual base salary was increased to $600,000, effective June 15, 2017. The Grinberg Letter also provides that Mr. Grinberg’s target annual bonus will continue to be 100% of his base salary actually paid for the year.
The foregoing descriptions of the Masih Letter and the Grinberg Letter are qualified in their entirety by reference to the terms of the Masih Letter and the Grinberg Letter, as applicable, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Executive Separation Plan is qualified in its entirety by reference to the terms of the Company's Executive Separation Plan filed as Exhibit 10.2 to the Company's 10-Q filed on November 6, 2014.
Approval of 2017 Incentive Award Plan
The Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2017. At the Annual Meeting, the Company’s stockholders approved the Company’s 2017 Incentive Award Plan (the “2017 Plan”). The 2017 Plan was approved by the Company’s board of directors (the “Board”) on April 25, 2017, and became effective on the date the 2017 Plan was adopted by the Company’s stockholders on June 15, 2017 (the “Effective Date”).
The 2017 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. Non-employee directors of the Company and employees and consultants of the Company or any of its subsidiaries are eligible to receive awards under the 2017 Plan. The 2017 Plan authorizes the issuance of (i) 5,713,571 shares of common stock plus (ii) the number of shares of common stock that are subject to awards under the Company’s 2013 Incentive Compensation Plan (the “Prior Plan”, and each such award a “Prior Plan Award”) granted prior to the effective date that again become available for issuance under the share recycling provisions in Section 4 of the 2017 Plan. This aggregate number of shares available for issuance under the Plan shall be reduced by (i) one share for each share delivered upon the exercise of an option or stock appreciation right and (ii) 2.12 shares for each share delivered in settlement of any award other than an option or a stock appreciation right.
Subject to certain limitations, shares covered by awards granted under the 2017 Plan that are forfeited, expire or lapse, or are repurchased for or paid in cash, in any case, in a manner that results in the Company acquiring shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring (as such term is defined in the 2017 Plan)) paid by the participant for such shares or not issuing any shares covered by such awards, the unused shares covered by the award or Prior Plan Award will, as applicable, become or again be available for awards under the 2017 Plan. Further, shares delivered to satisfy the applicable exercise or purchase price of an award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation with respect to an award or Prior Plan Award (including shares retained by the Company from the award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for awards under the 2017 Plan. Shares issued under the 2017 Plan may be: (1) authorized but unissued shares, (2) shares purchased on the open market or (3) treasury shares. In no event will more than 5,616,017 shares of common stock be issuable pursuant to the exercise of incentive stock options under the 2017 Plan during its ten-year term.
The 2017 Plan will be administered by the Board or another Board committee as may be determined by the Board from time to time. The administrator of the 2017 Plan (the “Administrator”) or its delegatee will have the authority to determine which service providers receive awards and set the terms and conditions applicable to the award within the confines of the 2017 Plan’s terms. The Administrator will have the authority to make all determinations and interpretations under, and adopt rules and guidelines for the administration of, the 2017 Plan. In addition, the Administrator will determine whether specific awards are intended to constitute “qualified performance-based compensation,” within the meaning of Section 162(m) of the Internal Revenue Code.
The 2017 Plan includes annual limits on awards that may be granted to any individual participant. For participants other than non-employee directors, the maximum aggregate number of shares of common stock with respect to all awards that are denominated in and/or paid in shares of common stock that may be granted to any one person during any calendar year is 2,000,000. If the award is payable in cash and not denominated in shares of common stock, the maximum aggregate amount of cash that may be paid to any one participant during any calendar year with respect to cash-based awards is $10,000,000. Notwithstanding the foregoing, in no event will more than the authorized number of shares available for issuance under the 2017 Plan be granted to any one person during any calendar year with respect to one or more awards denominated in shares. For purposes of these individual award limits, each share subject to an award will be counted as one share against the specified limit. Generally, the sum of any cash compensation and the aggregate grant date fair value of all awards granted to a non-employee director under the 2017 Plan during any fiscal year for services as a member of the Board may not exceed $600,000.
The 2017 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements.
The 2017 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. In addition, the Administrator may not, without the approval of the Company’s stockholders, authorize certain re-pricings of any outstanding option or stock appreciation right granted under the 2017 Plan. The 2017 Plan will expire on June 15, 2027.
The terms and conditions of the 2017 Plan are described in the section entitled “Proposal No. 3 - Approval of 2017 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2017. The foregoing description of the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2017 Plan, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 15, 2017. The final voting results on the proposals presented at the Annual Meeting are set forth below.
The first proposal was for the election of the following eight directors: Willem Mesdag, Ashwini (Ash) Gupta, Wendy G. Hannam, Michael P. Monaco, Laura Newman Olle, Francis E. Quinlan, Norman R. Sorensen and Richard J. Srednicki. All eight directors were elected, with the following votes tabulated:

	For	Withheld	Broker Non-Votes
Willem Mesdag	23,063,634	50,840	1,095,426
Ashwini (Ash) Gupta	23,001,752	112,722	1,095,426
Wendy G. Hannam	23,110,284	4,190	1,095,426
Michael P. Monaco	23,084,041	30,433	1,095,426
Laura Newman Olle	23,085,256	29,218	1,095,426
Francis E. Quinlan	22,996,747	117,727	1,095,426
Norman R. Sorensen	23,001,612	112,862	1,095,426
Richard J. Srednicki	23,019,356	95,118	1,095,426
The second proposal was a non-binding vote to approve the compensation of the Company’s named executive officers. In a non-binding vote, the compensation of the Company’s named executive officers was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
20,464,154	2,641,785	8,535	1,095,426
The third proposal was for the approval of the 2017 Plan for employees, non-employee directors and independent contractors. The 2017 Plan was approved with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
19,314,864	3,791,703	7,907	1,095,426
The fourth proposal was the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified, with the following votes tabulated:

For	Against	Abstain
24,189,060	20,660	180
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Letter, dated June 15, 2017, from Encore Capital Group, Inc. to Ashish Masih
10.2	Letter, dated June 15, 2017, from Encore Capital Group, Inc. to Paul Grinberg
10.3	The Encore Capital Group, Inc. 2017 Incentive Award Plan
10.4	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Encore Capital Group, Inc. 2017 Incentive Award Plan
10.5	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Encore Capital Group, Inc. 2017 Incentive Award Plan (for Executive Separation Plan Participants)
10.6	Form of Restricted Stock Award Grant Notice and Award Agreement under the Encore Capital Group, Inc. 2017 Incentive Award Plan
10.7	Form of Stock Option Grant Notice and Award Agreement under the Encore Capital Group, Inc. 2017 Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 20, 2017	/s/ Greg Call
Greg Call
Senior Vice President, General Counsel and Secretary